EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-210500) pertaining to the Amended and Restated 1998 Stock Incentive Plan and Amended and Restated Non-Employee Director Stock Incentive Plan of Tejon Ranch Co.,

(2)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Tejon Ranch Co.,
(3)	Registration Statement (Form S-8 No. 333-68869) pertaining to the 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan of Tejon Ranch Co.,
(4)	Registration Statement (Form S-8 No. 333-70128) pertaining to the 1998 Stock Incentive Plan of Tejon Ranch Co.,
(5)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan of Tejon Ranch Co.,
(6)	Registration Statement (Form S-3 No. 333-115946) of Tejon Ranch Co.,
(7)	Registration Statement (Form S-3 No. 333-130482) of Tejon Ranch Co.,
(8)	Registration Statement (Form S-3 No. 333-166167) of Tejon Ranch Co.,
(9)	Registration Statement (Form S-3 No. 333-184367) of Tejon Ranch Co.,
(10)	Registration Statement (Form S-3 No. 333-192824) of Tejon Ranch Co., and
(11)	Registration Statement (Form S-3 No. 333-210875) of Tejon Ranch Co.;
of our reports dated March 1, 2019, with respect to the consolidated financial statements of Tejon Ranch Co. and Subsidiaries, and the effectiveness of internal control over financial reporting of Tejon Ranch Co. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2018.
/s/ Ernst & Young LLP
Los Angeles, California
March 1, 2019